UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 22, 2022

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AUBN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On February 15, 2022, Auburn National Bancorporation, Inc.’s (the “Company”) wholly owned subsidiary, AuburnBank (the “Bank”), entered into an Agreement of Purchase and Sale (the “Agreement”) with Ram Auburn Hospitality Four, LLC (the “Purchaser”) for the sale (the “Sale”) of approximately 0.85 acres of land located next to the Company’s headquarters in Auburn, Alabama. The Sale includes all appurtenances, privileges, development and rights (collectively with the land, the “Property”) for an aggregate purchase price of $4.26 million, net of estimated prorations and closing costs (the “Purchase Price”). The principal owner of the Purchaser and his related interests are Bank customers and are among the Bank’s largest borrowers. All such loans and deposits are in the ordinary course of the Bank’s business upon market terms and conditions not more favorable than similarly situated customers. The Bank entered into the Agreement on an arms-length basis in consultation with the Bank’s real estate developer, and the Agreement is on market terms and conditions. The Bank is not financing the purchase of the Property.

The Agreement contains various other terms, representations, warranties, covenants and closing conditions that are customary for transactions similar to the Sale. The Purchaser has 180 days (the “Inspection Period”) to complete all its due diligence, inspections and reviews, and receive its necessary approvals. The Closing is subject to the completion of such matters satisfactory to the Purchaser, the satisfaction of the Agreement’s other terms, including customary closing conditions, and the negotiation and execution of various use and other ancillary agreements. The Purchaser’s obligations to close are not contingent upon the Purchaser obtaining financing. The Sale of the Property is expected to close 30 days following the later of (a) the expiration of the Inspection Period and (b) the satisfaction of all of the closing conditions. Upon closing, the Company currently expects the Sale to be accretive to earnings by approximately $0.70 per share.

Cautionary Notice Regarding Forward-Looking Statements

The above description contains “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, without limitation, statements about the expected estimated Purchase Price, the satisfaction of the conditions to, and the timing of, the Sale’s closing, and the estimated earnings effects of the completed Sale. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements, with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond the Company’s control, and which may cause the actual results, performance, achievements, or financial condition of the Company or the Bank to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not expect the Company to update any forward-looking statements.

All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2020 and otherwise in the Company’s other SEC reports and filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ Robert W. Dumas
Robert W. Dumas
Chairman, President and CEO

Date: February 22, 2022

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